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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

THE MARQUIE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4000 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On June 10, 2022, the Board of Directors of The Marquie Group, Inc. (the “Company”) entered into that certain Note Purchase Agreement (the “Purchase Agreement”) in connection with the issuance of that certain convertible promissory note (the “Purchase Note”) in the face amount of $38,880.00 in exchange for $35,000 in consideration therefor. The Purchase Note matures twelve months from the date of issuance (the “Maturity Date”), and bear interest at the rate of 12% per annum. The Purchase Note may be prepaid until the Maturity Date at (a) 100% multiplied by the Principal Amount then outstanding plus (b) accrued and unpaid interest on the Principal Amount to the Optional Prepayment Date plus (c) $750.00 to reimburse Holder for administrative fees. The Purchase Note, together with all interest as accrued is convertible into shares of the Company’s common stock at a price equal to the lower of $0.00005 or 50% of the lowest trading price for the 10 Trading Days immediately prior to the date of conversion. Pursuant to the terms of the purchase Note, in the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event the holder of the Purchase Note shall be entitled, upon conversion of the Purchase Note, to such stock, securities or assets which the Holder would have been entitled to receive in such transaction had the Purchase Note been converted in full immediately prior to such transaction. The Purchase Agreement and the Purchase Note contain certain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 10, 2022, the Company executed the Purchase Agreement and issued the Purchase Note as described in Item 1.01 above. The Purchase Note may be accelerated by the holders thereof in the event of default. In addition, the amounts due and payable under the Purchase Note (and, consequently, the number of shares of common stock convertible thereunto) may be increased to 125% of the principal and interest amount of the Purchase Note. The Purchase Note is a direct financial obligation of the Company and is considered a current liability of the Company for accounting purposes.

Item 3.02 Unregistered Sales of Equity Securities.

On June 10, 2022, the Company issued the Purchase Note, convertible into equity securities of the Company as described in Item 1.01 above.

In respect of the aforementioned convertible note issuance of the Company, the noteholder is considered an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the convertible promissory note pursuant to the respective agreement weas exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

The foregoing descriptions of the terms of the Purchase Agreement and Purchase Note are qualified in their entirety by reference to the provisions of the Purchase Agreement and Purchase Note filed as Exhibits 10.1 and 10.2 to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Securities Purchase Agreement dated June 10, 2022, between The Marquie Group, Inc. and Quick Capital, LLC;

10.2 Convertible Promissory Note issued to Quick Capital, LLC, dated June 10, 2022;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marquie Group, Inc.

Date: July 27, 2022	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer